Exhibit 2(b)

Effective February 5, 2014

FIRST LIGHT BANCORP

BY-LAWS

ARTICLE I

General

Section 1.1.                                 Name.  The name of the corporation is First Light Bancorp (the “Corporation”).

Section 1.2.                                 Registered Office and Registered Agent. The street address of the initial Registered Office of the Corporation is 20 NW Fourth Street, Evansville, Indiana 47708, and the name of the Corporation’s initial Registered Agent at that office is Thomas L. Austerman.

Section 1.3.                                 Seal.  Unless otherwise required by law, the Corporation shall not be required to have or use a seal.

Section 1.4.                                 Definitions.  The terms “Articles of Incorporation” and “By-Laws” as used herein shall respectively include any and all amendments thereto.  The term the “Act” as used herein shall mean the Indiana Business Corporation Law and shall include any and all amendments and any successor law.

ARTICLE II

Fiscal Year

The fiscal year of the Corporation shall begin each year on the first day of January and end on the last day of December of that same year.

ARTICLE III

Capital Stock

Section 3.1.                                 Number of Shares and Classes of Capital Stock.  The total number of shares and classes of capital stock which the Corporation shall have authority to issue shall be as set forth in the Articles of Incorporation of the Corporation from time to time.

Section 3.2.                                 Consideration for Shares.  The shares of stock of the Corporation shall be issued or sold in such manner and for such amount of consideration, received or to be received, as may be fixed by the Board of Directors from time to time.  Upon payment of the consideration fixed by the Board of Directors, such shares of stock shall be fully paid and nonassessable.

Section 3.3.                                 Payment for Shares.  The consideration determined by the Board of Directors to be required for the issuance of shares of capital stock of the Corporation may consist of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities.

If the Board of Directors authorizes the issuance of shares for promissory notes or for promises to render services in the future, the Corporation shall report in writing to the shareholders the number of shares authorized to be so issued with or before the notice of the next shareholders meeting.

The Corporation may place in escrow shares issued for a contract for future services or benefits or a promissory note, or make other arrangements to restrict the transfer of the shares, and may credit distributions in respect of the shares against their purchase price, until the services are performed, the note is paid, or the benefits received.  If the services are not performed, the note is not paid, or the benefits are not received, the shares escrowed or restricted and the distributions credited may be cancelled in whole or in part.

When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon.  In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor, or services received as consideration, or the value placed by the Board of Directors upon the corporate assets in the event of a share dividend, shall be conclusive.

Section 3.4.                                 Certificate for Shares.  Each holder of capital stock of the Corporation shall be entitled to a stock certificate, signed by the President and the Secretary or any Assistant Secretary of the Corporation, stating the name of the registered holder, the number of shares represented by such certificate, whether the shares are voting common stock or non-voting common stock (if applicable), and that such shares are fully paid and nonassessable; provided, however, that if such shares are not fully paid, the certificates shall be legibly stamped to indicate the percentage which has been paid, and as further payments are made, the certificate shall be stamped accordingly.

Section 3.5.                                 Facsimile Signatures.  If a certificate is countersigned by the written signature of a transfer agent other than the officers of the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles.  If a certificate is countersigned by the written signature of a registrar other than the officers of the Corporation or its employee, the signatures of the transfer agent and the officers of the Corporation may be facsimiles.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of its issue.

Section 3.6.                                 Transfer of Shares.  The shares of capital stock of the Corporation shall be transferable only on the books of the Corporation upon surrender of the certificate or certificates representing the same, properly endorsed by the registered holder or by his duly authorized attorney, or accompanied by proper evidence of succession, assignment, or authority to transfer.

The Corporation may impose restrictions on the transfer or registration of transfer of capital stock of the Corporation by means of the Articles of Incorporation, these By-Laws, or by an agreement with shareholders.  Shareholders may agree between or among themselves to impose a restriction on the transfer or registration of transfer of shares.  A restriction which is authorized by the Act, and which has its existence noted conspicuously on the front or back of the Corporation’s stock certificate, is valid and enforceable against the holder or a transferee of the holder of the Corporation’s stock certificate.  If noted on the certificate, the restriction is enforceable against a person without knowledge of the restriction.

Section 3.7.                                 Cancellation.  Every certificate surrendered to the Corporation for exchange or transfer shall be cancelled, and no new certificate or certificates shall be issued in exchange for any existing certificate until such existing certificate shall have been so cancelled, except in cases provided for in Section 3.8.

Section 3.8.                                 Lost, Stolen, or Destroyed Certificates.  The Corporation may cause a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed.  When authorizing such issue of a new certificate or certificates, the Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to give the Corporation a bond in such sum and in such form as it may direct to indemnify against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate.  The Corporation, in its discretion, may authorize the issuance of such new certificates without any bond when, in its judgment, it is proper to do so.

Section 3.9.                                 Registered Shareholders.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of such shares to receive dividends, to vote as such owner, to hold liable for calls and assessments, and to treat as owner in all other respects, and shall not be bound to recognize any equitable or other claims to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Indiana.

ARTICLE IV

Meetings of Shareholders

Section 4.1.                                 Place of Meeting; Conference Telephone Meetings.  Meetings of shareholders of the Corporation shall be held at such place, within or outside the State of Indiana, as may be designated by the Board of Directors from time to time, or as may be specified in the notices or waivers of notice of such meetings.  A shareholder may participate in a shareholders meeting by means of a conference telephone or similar communications device by which all persons participating in the meeting can communicate with each other, and participating by these means constitutes presence in person at the meeting.

Section 4.2.                                 Annual Meetings.  The annual meeting of shareholders for the election of directors, and for the transaction of such other business as may properly come before the meeting, shall be held on such day and at such time within six (6) following the close of the Corporation’s fiscal year as the Board of Directors may set by resolution.  Failure to hold the annual meeting within such time period shall not work any forfeiture or a dissolution of the Corporation, and shall not affect otherwise valid corporate acts.

Section 4.3.                                 Special Meetings.  Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the Board of Directors or the President, and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request of shareholders holding of record not less than twenty-five percent (25%) of all the shares outstanding and entitled by the Articles of Incorporation to vote on the business for which the meeting is being called.  Such request by the shareholders shall be in writing, signed by all of such shareholders (or their duly authorized proxies), dated, and delivered to the Secretary.

Section 4.4.                                 Notice of Meetings.  A written or printed notice, stating the place, day, and hour of the meeting, and in case of a special meeting or when required by any other provision of the Act, the Articles of Incorporation, or these By-Laws, the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary, or by the officers or persons calling the meeting, to each shareholder of record entitled by the Articles of Incorporation and the Act to vote at such meeting, at such address as appears upon the records of the Corporation, at least ten (10) days and no more than sixty (60) days before the date of the meeting.  Notice of any such meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called and the time and place thereof.  Attendance at any such meeting in person or by proxy shall constitute a waiver of notice of such meeting.  Each shareholder, who has in the manner above provided waived notice of a shareholders meeting, who personally attends a shareholders meeting, or who is represented at a shareholders meeting by a proxy authorized to appear by an instrument of proxy, shall be conclusively presumed to have been given due notice of such meeting.  Notice of any adjourned meeting of shareholders shall not be required to be given if the time and place thereof are announced at the meeting at which the adjournment is taken, except as may be expressly required by law.

Section 4.5.                                 Addresses of Shareholders.  The address of any shareholder appearing on the records of the Corporation shall be deemed to be the latest address of such shareholder for the class of stock held by such shareholder.

Section 4.6.                                 Voting at Meetings.

(a)                                 Quorum.  The holders of record of not less than a majority of the issued and outstanding shares of stock of the Corporation entitled to vote at such meeting, present in person or by proxy, shall constitute a quorum at all meetings of shareholders for the transaction of business, except where otherwise provided by the Act, the Articles of Incorporation, or these By-Laws.  In the absence of a quorum, any officer entitled to preside at, or act as secretary of, such meeting shall have the power to adjourn the meeting from time to time until a quorum shall be constituted.  At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting, but only those shareholders entitled to vote at the original meeting shall be entitled to vote at any adjournment or adjournments thereof unless a new record date is fixed by the Board of Directors for the adjourned meeting.

(b)                                 Voting Rights.  Except as otherwise provided by the Act or the Articles of Incorporation, each shareholder shall have the right at every shareholders meeting to one vote for each share of voting stock, registered in his name on the books of the Corporation on the date for the determination of shareholders entitled to vote, on all matters coming before the meeting, including the election of directors.  At any meeting of the shareholders, every shareholder having the right to vote shall be entitled to vote in person, or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact and bearing a date not more than eleven (11) months prior to its execution, unless a longer time is expressly provided therein.

(c)                                  Required Vote.  When a quorum is present at any meeting, action on a matter (other than the election of directors) is approved if the shares voted in favor of the action exceed the shares voted opposing the action, unless the Act or the Articles of Incorporation require a greater number of affirmative votes.  Unless otherwise provided in the Articles of Incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

(d)                                 Validity of a Vote, Consent, Waiver, or Proxy Appointment.  If the name on a vote, consent, waiver, or proxy appointment corresponds to the name of a shareholder, the Corporation, if acting in good faith, may accept the vote, consent, waiver, or proxy appointment and give it effect as the act of the shareholder.  The Corporation may reject a vote, consent, waiver, or proxy appointment if the authorized tabulation officer, acting in good faith, has a reasonable basis for doubt about the validity of the signature or the signatory’s authority.  If so accepted or rejected, the Corporation and its officer are not liable in damages to the shareholder for any consequences.  Any of the Corporation’s actions based on an acceptance or rejection of a vote, consent, waiver, or proxy appointment under this Section is valid unless a court of competent jurisdiction determines otherwise.

Section 4.7.                                 Voting List.  Before each meeting of shareholders, the Secretary shall make a complete list of the shareholders entitled by the Articles of Incorporation to vote at such meeting, arranged in alphabetical order, with the address and number of shares so entitled to vote held by each shareholder.  Such list shall be produced and kept open at the time and place of the meeting of shareholders, and subject to the inspection of any shareholder during the holding of such meeting.

Section 4.8.                                 Fixing of Record Date to Determine Shareholders Entitled to Vote.  The Board of Directors may prescribe a period not exceeding thirty (30) days prior to meetings of the shareholders during which no transfer of stock on the books of the Corporation may be made; or, in lieu of prohibiting the transfer of stock, may fix a day and hour not more than thirty (30) days prior to the holding of any meeting of shareholders as the time as of which shareholders entitled to notice of, and to vote at, such meeting shall be determined, and all persons who are holders of record of voting stock at such time, and no others, shall be entitled to notice of, and to vote at, such meeting.  In the absence of such a determination, such date and time shall be the close of business on the tenth (10th) day prior to the date of such meeting.  Any determination of shareholders entitled to notice of, or to vote at, a shareholders meeting is effective for any adjournment of the meeting unless the Board of Directors fixes a new record date, which is only required if the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting.

Section 4.9.                                 Consent Action by Shareholders.  Any action required or permitted to be taken at a shareholders meeting may be taken without a meeting if one (1) or more written consents describing the action taken are signed by all the shareholders entitled to vote on the action and are delivered to the Corporation for inclusion in the minutes or filed with the corporate records.  Action taken under this section is effective when the last shareholder entitled to vote on the action signs the consent, unless the consent specifies a different prior or subsequent effective date.

ARTICLE V

Board of Directors

Section 5.1.                                 Election, Number, and Term of Office.  Directors shall be elected at the annual meeting of shareholders or, if not so elected, at a special meeting of shareholders called for that purpose, by the holders of the shares of voting stock.

The number of directors of the Corporation to be elected by the holders of the shares of voting stock shall be eight (8), unless changed by amendment of this Section.

All directors elected by the holders of such shares, except in the case of earlier resignation, death, or removal from office, shall hold office until their respective successors are duly elected and qualified.

Section 5.2.                                 Vacancies.  Any vacancy occurring on the Board of Directors caused by resignation, death, or removal from office, or other incapacity shall be filled by not less than a majority vote of the remaining members of the Board of Directors until the next annual meeting of the shareholders.  If the vote of the remaining members of the Board results in a tie, such vacancy, at the discretion of the Board of Directors, may be filled by vote of the shareholders at a special meeting called for that purpose.

Any vacancy on the Board of Directors caused by an increase in the number of directors shall be filled by not less than a majority vote of the members of the Board of Directors until the next annual or special meeting of the shareholders at which directors are elected or, at the discretion of the Board of Directors, such vacancy may be filled by vote of the shareholders at a special meeting called for that purpose.  No decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

Section 5.3.                                 Annual Meetings.  The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held either within or outside the State of Indiana, for the purpose of organization, election of officers, and consideration of any other business that may properly come before the meeting.  No notice of any kind shall be necessary to either old or new members of the Board of Directors for such annual meeting.

Section 5.4.                                 Regular Meetings.  Regular meetings of the Board of Directors, if any, shall be held at such times and places, either within or outside the State of Indiana, as may be fixed by the directors.  Such regular meetings of the Board of Directors may be held without notice or upon such notice as may be fixed by the directors.

Section 5.5.                                 Special Meetings.  Special meetings of the Board of Directors may be called by the President or by not less than a majority of the members of the Board of Directors.  Notice of the date, time, and place, either within or outside the State of Indiana, of a special meeting shall be served upon by personal delivery or telephoned to each director at least twenty-four (24) hours prior to the time of the meeting, or sent by mail, electronic mail, facsimile, or overnight courier to each director at his usual place of business or residence at least forty-eight (48) hours prior to the time of the meeting.  Directors, in lieu of such notice, may sign a written waiver of notice either before the time of the meeting, at the meeting, or after the meeting.

Section 5.6.                                 Conference Telephone Meetings.  A member of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications device by which all persons participating in the meeting can communicate with each other, and participation by these means constitutes presence in person at the meeting.

Section 5.7.                                 Quorum; Voting; Objection; No Proxy.  Not less than a majority of the actual number of directors elected and qualified, from time to time, shall be necessary to constitute a quorum for the transaction of any business except the filling of vacancies, and the act of not less than a majority of the directors present at the meeting, at which a quorum is present, shall be the act of the Board of Directors, unless the act of a greater number is required by the Act, the Articles of Incorporation, or these By-Laws.  A director, who is present at a meeting of the Board of Directors or a committee of the Board of Directors, at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken, unless (a) he objects at the beginning of the meeting (or promptly upon his arrival) to holding the meeting or transacting business at the meeting and does not thereafter vote for or assent to action taken at the meeting, (b) his dissent or abstention from the action taken is entered in the minutes of the meeting, or (c) he delivers written notice of his dissent or abstention to the presiding officer of the meeting before its adjournment or to the Secretary immediately after adjournment of the meeting.  The right of dissent or abstention is not available to a director who votes in favor of the action taken.  Proxies are not permitted for acts of directors.

Section 5.8.                                 Consent Action by Directors.  Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if one (1) or more written consents describing the action taken are signed by all members of the Board of Directors or such committee, as the case may be, and are delivered to the Corporation for inclusion in the minutes of proceedings of the Board of Directors or committee or are filed with the corporate records.  Action taken under this Section is effective when the last director signs the consent, unless the consent specifies a different prior or subsequent effective date.

Section 5.9.                                 Removal.  Any director may be removed with or without cause only by the affirmative vote of not less than a [majority] of the actual number of shares entitled to vote for the election of directors at any meeting called for that purpose.

Section 5.10.                          Resignations.  Any director may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary.  Any such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 5.11.                          Distributions.  The Board of Directors shall have power, subject to any restrictions and limitations contained in the Act or the Articles of Incorporation, to declare and pay distributions upon the outstanding capital stock of the Corporation to its shareholders as and when the Board of Directors deems expedient

Section 5.12.                          Fixing of Record Date to Determine Shareholders Entitled to Receive Corporate Benefits.  The Board of Directors may fix a record date, declaration date, and payment date with respect to any share dividend or distribution to the Corporation’s shareholders.  If no record date is fixed for the determination of shareholders entitled to receive payment of a share dividend or distribution, the end of the day on which the resolution of the Board of Directors declaring such share dividend or distribution is adopted shall be the record date for such determination.

Section 5.13.                          Conflict of Interest.  Any contract or other transaction between the Corporation and any corporation in which the Corporation owns not less than a majority of the capital stock or between the Corporation and any corporation which owns not less than a majority of the capital stock of the Corporation shall be valid and binding, notwithstanding that the directors or officers of this Corporation are identical or that some or all of the directors or officers, or both, are also directors or officers of such other corporation.

Any contract or other transaction with the Corporation in which a director of the Corporation has a direct or indirect interest is not voidable by the Corporation solely because of the director’s interest in the transaction, if any one (1) of the following is true:

(a)                                 The material facts of the transaction and the director’s interest were disclosed or known to the Board of Directors or a committee of the Board of Directors, and the Board of Directors or committee authorized, approved, or ratified the transaction; or

(b)                                 The material facts of the transaction and the director’s interest were disclosed or known to the shareholders entitled to vote and they authorized, approved, or ratified the transaction; or

(c)                                  The transaction was fair to the Corporation.

A transaction is authorized, approved, or ratified if it receives the affirmative vote of not less than a majority of the members of the Board of Directors or on the committee who have no direct or indirect interest in the transaction.  If not less than a majority of the directors who have no direct or indirect interest in the transaction vote to authorize, approve, or ratify the transaction, a quorum is present for the purposes of this Section.  The presence of, or a vote cast by, a director with a direct or indirect interest in the transaction does not affect the validity of any transaction if it is otherwise authorized, approved, or ratified as provided in this Section.

Shares owned by or voted under the control of a director who has a direct or indirect interest in the transaction, and shares owned by or voted under the control of an entity in which the director has a direct or indirect interest, may be counted in a vote of shareholders to determine whether to authorize, approve, or ratify a conflict of interest transaction under Subsection (b) of this Section.

For purposes of this Section, a director of the Corporation has an indirect interest in a transaction if:

(y)                                 another entity in which the director has a material financial interest or in which the director is a general partner is a party to the transaction; or

(z)                                  another entity of which the director is a director, manager, principal, officer, or trustee is a party to the transaction and the transaction is, or is required to be, considered by the Board of Directors of the Corporation.

This Section shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

Section 5.14.                          Committees. The Board of Directors may, from time to time, by resolution adopted by not less than a majority of the actual number of directors elected and qualified, designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in the resolution, the Articles of Incorporation, or these By-Laws, may exercise all of the authority of the Board of Directors.  However, no such committee has the authority to:  (a) authorize distributions (except a committee may authorize or approve a reacquisition of shares if done according to a formula or method, or within a range, prescribed by the Board of Directors); (b) approve or propose to shareholders action that the Act requires to be approved by shareholders; (c) fill vacancies on the Board of Directors or any of its committees; (d) amend the Articles of Incorporation; (e) adopt, amend, or repeal these By-Laws; (f) approve a plan of merger not requiring shareholder approval; or (g) authorize or approve the issuance or sale or a contract for sale of shares, or determine the designation and relative rights, preferences, and limitations of a class or series of shares, except the Board of Directors may authorize a committee to take the action described in this Subsection within limits prescribed by the Board of Directors.  No member of any such committee shall continue to be a member thereof after he ceases to be a director of the Corporation.

Section 5.15.                          Electronic Records and Signatures.  The Corporation approves the use of modern communication tools for the transaction of the Corporation’s business contemplated by these Bylaws.  An electronic record within the meaning of the Indiana Uniform Electronics Transaction Act (Indiana Code Section 26-2-8-101, et. seq.) as amended and in effect from time to time (“IUETA”) shall satisfy any requirement under these Bylaws regarding a record or other writing.  An electronic signature within the meaning of the IUETA shall satisfy any requirement under these Bylaws with respect to a signature.  The use of electronic records and of electronic signatures is authorized to fulfill and implement the provisions of these Bylaws, subject to such security procedures (within the meaning of the IUETA) as the Board of Directors may approve from time to time to assure the authenticity and validity of electronic records and electronic signatures that may be utilized for such purposes.

ARTICLE VI

Officers

Section 6.1.                                 Principal Officers.  The principal officers of the Corporation shall be a President, a Treasurer, a Secretary, and such Vice Presidents as may be determined by the Board of Directors from time to time.  The Corporation may also have, at the discretion of the Board of Directors, such other subordinate officers as may be appointed in accordance with the provisions of these By-Laws.  The same individual may hold more than one office at any time, and a single individual may hold all of the offices at any time.  Only a director of the Corporation may serve as President, but the other offices may be held by individuals who are not directors of the Corporation.

Section 6.2.                                 Election and Term of Office.  The principal officers of the Corporation shall be chosen annually by the Board of Directors at the annual meeting thereof.  Each such officer shall hold office until his successor shall have been duly elected and qualified, or until his resignation, death, or removal from office.

Section 6.3.                                 Removal.  Any principal officer may be removed, either with or without cause, at any time, by resolution adopted at any meeting of the Board of Directors by not less than a [majority] of the actual number of directors elected and qualified from time to time.

Section 6.4.                                 Subordinate Officers.  In addition to the principal officers enumerated in Section 6.1, the Corporation may have one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers, agents, and employees as the Board of Directors may deem necessary, each of whom shall hold office for such period, may be removed with or without cause, have such authority, and perform such duties as the President or the Board of Directors may determine from time to time.  The Board of Directors may delegate to any principal officer the power to appoint and to remove any such subordinate officers, agents, or employees.

Section 6.5.                                 Resignations.  Any officer may resign at any time by giving written notice to the Board of Directors, the President, or the Secretary.  Any such resignation shall take effect upon receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 6.6.                                 Vacancies.  Any vacancy in any office for any cause may be filled for the unexpired portion of the term in the manner prescribed in these By-Laws for election or appointment to such office for such term.

Section 6.7.                                 President.  The President shall be the chief executive officer of the Corporation and as such shall have general supervision of the affairs of the Corporation, subject to the control of the Board of Directors.  In general, he shall perform all duties and have all the powers incident to the office of the chief executive officer and all such other duties and powers as may be assigned to him by the Board of Directors from time to time.  He shall preside at all meetings of the shareholders and directors of the Corporation.  Subject to the control and direction of the Board of Directors, the President may enter into any contract or execute and deliver any instrument or document in the name and on behalf of the Corporation.

Section 6.8.                                 Vice Presidents.  The Corporation may have one or more Vice Presidents, who shall perform such duties and have such powers as may be assigned by the President or the Board of Directors from time to time.

Section 6.9.                                 Secretary.  The Secretary shall prepare and shall keep, or cause to be kept in the books provided for that purpose, the minutes of the meetings of the shareholders and of the Board of Directors; shall duly give and serve all notices required to be given in accordance with the provisions of these By-Laws and by the Act; shall be custodian of the corporate records; shall attest to any contract, document, or instrument requiring attestation on behalf of the Corporation; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may be assigned by the President or the Board of Directors from time to time.

Section 6.10.                          Treasurer.  The Treasurer shall have charge and custody of, and be responsible for, all funds and securities of the Corporation and shall deposit all such funds in the name of the Corporation in such banks or other depositories as shall be selected by the Board of Directors.  Upon request, he shall exhibit at all reasonable times his books of account and records to any of the directors of the Corporation during business hours at the office of the Corporation where such books and records shall be kept; shall render, upon request by the Board of Directors, a statement of the condition of the finances of the Corporation at any meeting of the Board of Directors or at the annual meeting of the shareholders; shall receive, and give receipt for, moneys due and payable to the Corporation from any source whatsoever; and, in general, shall perform all duties incident to the office of Treasurer and such other duties as may be assigned by the President or the Board of Directors from time to time.  The Treasurer shall give such bond, if any, for the faithful discharge of his duties as the Board of Directors may require.

Section 6.11.                          Salaries.  The salaries (if any) of the principal officers of the Corporation shall be fixed by the Board of Directors from time to time, and the salaries (if any) of any subordinate officers may be fixed by the President.

Section 6.12.                          Voting Ownership Interests.  Unless otherwise ordered by the Board of Directors, the President and the Secretary, and each of them individually, are appointed attorneys and agents of the Corporation, and shall have full power and authority in the name and on behalf of the Corporation to attend, to act at, and to vote all stock or other ownership interests entitled to be voted at any meetings of interest holders of entities in which the Corporation may hold ownership interests, in person or by proxy, as a shareholder, member, or otherwise, and at such meetings shall possess and may exercise any and all rights and powers incident to the ownership of such interests, and which as the owner thereof the Corporation might have possessed and exercised, if present, or to consent in writing to any action by any such other entity.  The Board of Directors may, by resolution, confer like powers upon any other person or persons from time to time.

ARTICLE VII

Amendments

The power to make, alter, amend or repeal these By-Laws is vested in the Board of Directors, but the affirmative vote of not less than a majority of the actual number of directors elected and qualified from time to time shall be necessary to effect any alteration, amendment, or repeal of these By-Laws.